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                                                                Exhibit 10.39.1

FLEET Credit Corporation

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                                                    Secured Promissory Note No. 31831-03

Secured Party:    Fleet Credit Corporation          Debtor:   FIDELITY ASSET MANAGEMENT, INC.
                  111 Westminster Street            Address:  17911 Von Karman Ave., Suite 510
                  Providence, Rhode Island 02903              Irvine, CA 92714
                                                    Telephone:
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1. Secured Party and Debtor have entered into a Master Security Agreement dated as of August 24, 1995, (the "Security Agreement"). To secure payment of the indebtedness set forth below, including the Principal Amount set forth below, and the performance of all obligations contained herein, Debtor hereby grants to
Secured Party, its successors and assigns, a security interest in the property set forth in Schedule A hereto, together with all attachments, accessories, additions and accessions thereto, whether now existing or hereafter acquired, all replacements and substitutions therefor, and all proceeds thereof (all hereinafter referred to collectively as the "Equipment").

2.  Principal Amount.  The original Principal Amount of this Note is
$4,938,337.00.

3. a. Term. The Term of this Note is 48 months commencing on the Term Commencement Date as set forth in the Acceptance Certificate of this Note plus any partial period between the Acceptance Date of the Equipment as set forth in the Acceptance Certificate and the Term Commencement Date.

    b. Payments. Debtor hereby promises to pay the Principal Amount to Secured Party and Interest thereon as follows:

    (1) Interest only on the Term Commencement Date in an amount equal to $ N/A multiplied by the number of days between the Acceptance Date up to and including the Term Commencement Date.

    (2) Thereafter each Installment Payment shall be paid in 48 monthly consecutive installments and shall be equal to the "Base Payment" (as hereinafter defined) as adjusted by the "Payment Adjustment" (as hereinafter defined). The Base Payment for each month shall be $120,930.00. The Payment Adjustment for any given month shall be an amount equal to the product obtained from the calculation:

    Unpaid Principal Balance     x     Difference between the "Base Prime Rate"
                                                   and "Prime Rate"
                                                   ----------------
                                                          12
    *SEE ADDENDUM ATTACHED HERETO
The Base Prime Rate is * % per annum and for the purpose of the foregoing calculation and the "Prime Rate" shall mean the rate of interest designated by Fleet National Bank from time to time as being its prime rate of interest in effect on the 15th day of the month preceding the month to which such Payment Adjustment applies. If the Prime Rate is lower than Base Prime Rate, then the Payment Adjustment shall be a deduction from the Base Payment. If the Prime Rate is higher than Base Prime Rate, the Payment Adjustment shall be added to the Base Payment.

The first Installment Payment shall be payable on the 30th day of July with each of the remaining Installment Payments due on the same day of each month/quarter thereafter until fully paid, provided that the final installment shall be in the amount of the unpaid balance hereof, together with any accrued interest and late charges.

    In the event that the Payments set forth in any Acceptance Certificate hereto differ from those set forth in this Section 3(b), the Payments shall be as set forth in the Acceptance Certificate.

    c.  Debtor agrees to pay Secured Party, in advance, the first    N/A
Installment Payments.

    d. Secured Party acknowledges receipt from Debtor of a payment in the amount of $ N/A to be held by Secured Party as a deposit to secure Debtor's performance hereunder.

4. The Equipment will be located at the locations specified in Schedule A hereto.

5.  The Installment Payments may change for Equipment accepted after July 3,
1995.

6. This Note is secured by the Equipment, as set forth in Schedule A hereto and as further defined in the Security Agreement, the terms and conditions of which are incorporated herein by reference. This Note is one of the "Notes" referred to in the Security Agreement.

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Dated as of June 22, 1995         By execution hereof, the signer certifies that he has read, accepted and duly executed this Note to the Master Security Agreement on behalf of
                        Debtor.

SECURED PARTY:  FLEET CREDIT CORPORATION         DEBTOR:  FIDELITY ASSET MANAGEMENT, INC.
By: LINA FERRUOLO                                By: /s/ CARL A. STRUNK
   -------------------------------------            -------------------------------------
Title: Assistant Vice President                  Title:     President
      ----------------------------------               ----------------------------------
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                ADDENDUM TO SECURED PROMISSORY NOTE NO. 31831-03

This Addendum dated June 22, 1995 (the "Addendum") is attached to and made part of that certain Secured Promissory Note No. 31831-03 dated as of June 22, 1995 ( the "Note") to that certain Master Security Agreement No. 31831 dated August 24, 1994 (the "Security Agreement") by and between the undersigned Parties. All capitalized terms used herein and not defined herein shall have the meaning set forth or referred to in the Note and the Security Agreement.

The Note is amended as follows:

1. The first and second paragraphs of Section 3.b.(2) are deleted in their entirety and the following is substituted therefor:

                  "(2) Thereafter each installment payment shall be paid in 48 monthly consecutive installments and shall be equal to the "Base Payment" (as hereinafter defined) as adjusted by the "Payment Adjustment" (as herein defined). The Base Payment for each month shall be $ 120,930.00. Interest shall accrue on the outstanding principal balance of the Note at a variable rate of interest, adjusted monthly, equal to the Libor Rate (as herein defined) plus 2.10% per annum (the "Payment Adjustment"). The "Base LIBOR Rate" shall be LIBOR Rate in effect on June 15, 1995 to wit 6.06%. The "Libor Rate" for the calculation of interest payable with any Payment shall be the one-month London Interbank Offered Rate (LIBOR) as published in the "Wall Street Journal" in effect as of the 15th day of the month proceeding the applicable Installment Payment. All interest hereunder shall be calculated on the basis of a year of 360 days comprised of 12 months of 30 days each."

2.  Section 3 is amended by adding the following new subsections:

                  "e. Rate Fix Option. At any time during the term of this Note, provided that no Event of Default, or event which with the passage of time or giving of notice would constitute and Event of Default, has occurred and is continuing, Debtor shall have the option, upon at least ten (10) days prior written notice to Secured Party, to fix the interest rate per annum applicable to this Note for the entire remaining Term at a rate equal to the (A) the Treasury Constant Maturities Rate (defined below) applicable to the number of years closest to the number of years (and any partial year) remaining in the term of the Note plus (B) 2.65%.

                  All Treasury Constant Maturities rates as set forth above shall be such rates as
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                  announced by the Federal Reserve Board of the U.S. Government
                  as reported in Federal Reserve Statistical Release H.15 (519) for the week immediately preceding the Adjustment Date.

                  In the event that the Debtor elects to exercise the Rate Fix Option set forth above, the Debtor shall pay to the Secured Party on the applicable Adjustment Date, in immediately available funds, a fee equal to $ 3,000.00.

                  The Rate Fix Option shall be exercisable only once during the Term of the Note.

                  "f. Reamortization of Note upon Adjustment. Upon the adjustment of the interest rate applicable to this Note pursuant subsection e. hereof, the Installment Payments due throughout the remaining Term of this Note and the allocation of such payments to principal and interest shall be amended and recalculated by reamortizing the Principal Amount of this Note as of the applicable Adjustment Date at the then applicable interest rate over the remaining term."

Except as specifically set forth herein, all of the terms and conditions of the Note and Security Agreement shall remain in full force, and effect and are hereby ratified and affirmed. To the extent that the provisions of this Addendum conflict with any provisions contained in the Note or the Security Agreement, the provisions of this Addendum shall control.

FLEET CREDIT CORPORATION                    FIDELITY ASSET MANAGEMENT, INC.

By: LINA FERRUOLO                           By: CARL A. STRUNK
   -------------------------------             --------------------------------
Title: ASSISTANT VICE PRESIDENT             Title:  President
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